Exhibit 3.2

STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows: 1. The name of the corporation is_________________________________________ _______________________________________________________________________. 2. The Certificate of Incorporation of the corporation is hereby amended by changing the Article thereof numbered _______________________________ so that, as amended, said Article shall be and read as follows: ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ 3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. By:____________________________________ Authorized Officer Name:____________________________________ Print or Type